                                                                   Exhibit 10.79

                    [Spanish Broadcasting System, inc. Logo]

December 10, 2003

Marko Radlovic
24949 Normans Way
Calabasas, CA 91302

Dear Marko Radlovic:

Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc. 1999 Stock Option Plan (the "Plan") and/or your Employment Agreement, if applicable, you have been granted a Nonqualified Stock Option, to purchase 72,682 shares (the "Option") of Class A common stock as outlined below.

           Granted To:     Marko Radlovic

           Granted Date:   November 6, 2003

         Option Granted:   76,682

Option Price per Share: $9.44              Total Cost to Exercise:   $686,118.08

        Expiration Date:     November 6, 2013, unless terminated earlier.

       Vesting Schedule:   Special Vesting as follows:

                           24,239 on 11/06/2003
                           24,239 on 11/06/2004
                           24,239 on 11/06/2005


        Transferability:    Not transferable except in accordance with the Plan.

                                             Spanish Broadcasting System, Inc.

                                             By: /s/ Raul Alarcon, Jr.
                                                 ---------------------

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:  /s/ Marko Radlovic                  Date:   12/29/03
           ----------------------                       --------
                 Marko Radlovic